Exhibit 3.38

Saskatchewan
Justice	101156910
Entity Number
Corporations

Certificate of Amalgamation

THE BUSINESS CORPORATIONS ACT

I certify that

JOHNSTONE TANK TRUCKING LTD,

results this day from an amalgamation, in accordance with the attached Articles, of the following corporations:

JOHNSTONE OILFIELD SERVICES LTD.
JOHNSTONE TANK TRUCKING LTD.

Given under my hand and seal

this 27th day of January, 2010

/s/ P. Flory
Director of Corporations

SASKATCHEWAN	ARTICLES OF AMALGAMATION	Form 9
JUSTICE	The Business Corporation Act	PROVINCE OF SASKATCHEWAN
	(Section 179)	REGISTERED
JAN 27 2010
CORPORATIONS
BRANCH

Corporations Branch

1.	Name of amalgamated corporation:

JOHNSTONE TANK TRUCKING LTD.

2.	The municipality in which the registered office is to be situated:

3.	The classes and any maximum number of shares that the corporation is authorized to issue:

The annexed Schedule 1 to attached to this form.

4.	Restrictions, if any, on share transfers:

The annexed Schedule 2 is attached to this form.

5.	Number (or minimum or maximum number) of directors:

Minimum - 1 and maximum - 4

6.	Restriction, If any, on businesses the corporation may carry on or on powers the corporation may exercise:

Not applicable.

7.	Other provisions if any:

The annexed Schedule 3 Is attached to this form.

8.	The amalgamation agreement has been approved by special resolutions of shareholders of each of the amalgamating corporation listed in item 10 below in accordance with Section 177 of the Act. ☐

9.

The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in item 10 below accordance with Section 178 of the Act. The articles of amalgamation set out herein are the same as the articles of incorporation of:

☒

JOHNSTONE TANK TRUCKING LTD.

Name of Amalgamating Corporation:	Signature	Office Held	Date

JOHNSTONE TANK TRUCKING LTD.	/s/ Laurence Johnstone	SECRETARY	01/27/10

JOHNSTONE OILFIELD SERVICES LTD.	/s/ Laurence Johnstone	PRESIDENT	01/27/10

SCHEDULE I

AUTHORIZED CAPITAL

The Corporation is authorized to issue:

(a)         An unlimited number of Class A Common Voting Shares.

(b)         An unlimited number of Class B Common Voting Shares.

(c)          An unlimited number of Class C Common Non-Voting Shares.

(d)         An unlimited number of Class D Common Non-Voting Shares.

(e)          An unlimited number of each of the following classes of Redeemable Retractable Preferred Voting Shares (collectively called “E Shares”), namely:

(i)             Class E-1 Redeemable Retractable Preferred Voting Shares;

(ii)          Class E-2 Redeemable Retractable Preferred Voting Shares;

(iii)       Class E-3 Redeemable Retractable Preferred Voting Shares;

(iv)      Class E-4 Redeemable Retractable Preferred Voting Shares; and

(v)         Class E-5 Redeemable Retractable Preferred Voting Shares.

(f)           An unlimited number of each of the following classes of Redeemable Retractable Preferred Non-Voting Shares (collectively called “F Shares”), namely:

(i)             Class F-l Redeemable Retractable Preferred Non-Voting Shares;

(ii)          Class F-2 Redeemable Retractable Preferred Non-Voting Shares;

(iii)       Class F-3 Redeemable Retractable Preferred Non-Voting Shares;

(iv)      Class F-4 Redeemable Retractable Preferred Non-Voting Shares; and

(v)         Class F-5 Redeemable Retractable Preferred Non-Voting Shares.

(g)          An unlimited number of each of me following classes of Redeemable Retractable Preferred Non-Voting Shares (collectively called “G Shares”), namely:

(i)             Class G-l Redeemable Retractable Preferred Non-Voting Shares;

(ii)          Class G-2 Redeemable Retractable Preferred Non-Voting Shares;

(iii)       Class G-3 Redeemable Retractable Preferred Non-Voting Shares;

(iv)      Class G-4 Redeemable Retractable Preferred Non-Voting Shares; and

(v)         Class G-5 Redeemable Retractable Preferred Non-Voting Shares.

DEFINITIONS

In these articles of Amalgamation the following terms have the following meanings:

a)             “Act” means The Business Corporations Act (Saskatchewan), as amended from time to time, and any successor legislation replacing such Act;

b)             “Board” means the board of directors for the Corporation;

c)                “Holder” or “Holders” means the registered owner or owners of any shares of the Corporation; and

d)               “Winding-up of the Corporation” means the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

CLASS A COMMON VOTING SHARES

The Corporation may issue an unlimited Number of Class A Common Voting Shares (which may also be referred to as Class A Shares). The Class A Shares have the following rights, privileges, restrictions and conditions:

A.    Voting Rights

The Holders of the Class A Shares are entitled to receive notice of, to attend and to cast one vote per Class A Share held at all meetings at shareholders of the Corporation, except meetings at which only Holders of some other specified class of shares are entitled to Vote as a class.

B.    Dividends

Subject to any prior or equal rights of the holders of other classes of shares, the Holders of the Class A Shares shall receive such dividends, if any, as the Board in its discretion may declare.

C.    Winding-up

In the event of a Winding-up of the Corporation, then (subject to any prior or equal rights of the Holders of other classes of shares), the Holders of the Class A Shares are entitled to share equally in the remaining assets of the Corporation.

CLASS B COMMON VOTING SHARES

The Corporation may issue an unlimited number of Class B Common Voting Shares (which may also be referred to as Class B Shares). The Class B Shares have the following rights, privileges, restrictions and conditions:

A.    Voting Rights

The Holders of the Class B Shares are entitled to receive notice of, to attend and to cast one vote per Class B Share held at all meetings of shareholders of the Corporation, except meetings at which only Holders of some other specified class of shares are entitled to vote as a class.

B.    Dividends

Subject to any prior or equal rights of the Holders of other classes of shares, the Holders of the Class B Shares shall receive such dividends, if any, as the Board in its discretion may declare.

C.    Winding-Up

In the event of a Winding-up of the Corporation, then (subject to any prior or equal rights of the Holders of other classes of shares), the Holders of the Class B Shares are entitled to share equally in the remaining assets of fee Corporation.

CLASS C COMMON NON-VOTING SHARES

The Corporation may issue an unlimited number of Class C Common Non-Voting Shares (which may also be referred to as Class C Shares), The Class C Shares have the following rights, privileges, restrictions and conditions:

A.    Voting Rights

Except as required by the Act, the Holders of the Class C Shares are not entitled to receive notice of or attend any meeting of the shareholders of the Corporation or to vote at any such meeting for any purpose.

B.   Dividends

Subject to any prior or equal rights of the Holders of other classes of shares, the Holders of the Class C Shares shall receive such dividends, if any, as the Board in its discretion may declare.

C.    Winding-Up

In the event of a Winding-up of the Corporation, then (subject to any prior or equal rights of the Holders of other classes of shares), the Holders of the Class C Shares are entitled to share, equally in the remaining assets of the Corporation.

CLASS D COMMON NON-VOTING SHARES

The Corporation may issue an unlimited number of Class D Common Non-Voting Shares (Which may also be referred to as Class D Shares), The Class D Shares have the following rights, privileges, restrictions and conditions:

A.    Voting Rights

Except as required by the Act, the Holders of the Class D Shares are not entitled to receive notice of or attend any meeting of the shareholders of the Corporation or to vote at any such meeting for any purpose.

B.    Dividends

Subject to any prior or equal rights of the Holders of other classes of shares, the Holders of the Class D Shares shall receive such dividends, if any, as the Board in its discretion may declare.

C.    Winding-Up

In the event of a Winding-up of the Corporation, then (subject to any prior or equal rights of the Holders of other classes of shares), the Holders of the Class D Shares are entitled to share equally in the remaining assets of the Corporation.

E SHARES

REDEEMABLE RETRACTABLE PREFERRED VOTING SHARES

The Corporation may issue an unlimited number of any class of E Shares. The individual classes of E Shares may be referred to as ClassE-1 Shares, E-2 Shares, Class E-3 Shares, Class E-4 Shares and Class E-5 Shares, respectively.  Each class of E Shares has the following rights, privileges, restrictions and conditions:

A.    Voting Rights

The Holders of the each class of E Shares are entitled to receive notice of, to attend and to cast one vote per Class E Share held at all meetings of shareholders of the Corporation, except meetings at which only Holders of some other specified class of shares are entitled to vote as a class.

B.    Dividends

Subject to any prior or equal rights of the Holders of other classes of shares, the Holders of a class of E Shares shall receive such dividends, if any, as the Board in its discretion may declare.

Subject to the payment of all preferred cumulative dividends to which Holders of any class of G Shares may be entitled in respect of the current or prior fiscal years, the Board may, from time to time, declare dividends on one class of E Shares to the exclusion of the other classes of E Shares or other classes of shares of the Corporation, and vice versa, as the Board in its absolute discretion deems appropriate.

C.    Redemption

The Corporation may at any time, at the Board’s option and without the consent of the registered Holder, purchase all or any of the shares of any Holder of any class of E Shares (a

“Redemption”). If only part of the total issued shares of a class of E Shares is at any time to be redeemed, the shares may be selected from among the Holders in such manner as determined by the Board in its sole discretion. Any Holder of any class of E Shares may also demand at the option of the Holder and without the consent of the Corporation, the purchase by the Corporation of all or any of his, her or its E Shares (a “Retraction”).

Upon a Redemption or Retraction, the price to be paid by the Corporation for each share of any class of E Shares being purchased shall be the sum equal to the redemption value of such shares. At the time of the Redemption or Retraction, the Corporation shall also pay to the Holder all declared but unpaid dividends owing upon the shares being purchased.

If only part of the shares represented by a share certificate are being purchased, a new certificate for the balance shall be issued at the expense of the Corporation.

D.    Redemption Value

Where shares of any class of E Shares are issued as consideration for the purchase, exchange or transfer of property (hereinafter called the “Purchased Assets”) from another person (hereinafter called the “Vendor”), the fair market value of the Purchased Assets shall be determined by or pursuant to an agreement between the Corporation and the Vendor. The redemption value of each share of that class of E Shares shall equal the quotient obtained when the difference between:

(a)         the fair market value of the Purchased Assets; and

(b)         the amount of consideration, other than shares of that class of E Shares, given by the Corporation on the purchase, exchange or transfer of the Purchased Assets;

is divided by the number of shares of that class of E Shares so issued,

If any taxing authority:

(a)         issues to either the Corporation or the Vendor a notice of assessment or a notice of reassessment pursuant to any taxing statute, which assessment or reassessment is based upon an assumption of fact or a finding by the taxing authority that the fair market value of the Purchased Assets is different from that specified in any agreement for the purchase, exchange or transfer of the Purchased Assets; or

(b)         notifies either the Corporation or the Vendor that it intends to issue such notice of assessment or reassessment;

then the fair market value of the Purchased Assets shall be deemed to be and to always have been equal to:

(a)         the value of the Purchased Assets as finally agreed to among such taxing authority, the Corporation and the Vendor; or

(b)         where either the Corporation or the Vendor has objected to or appealed from any such assessment or reassessment, the value of the Purchased Assets as finally determined by an authority, board or court of competent jurisdiction.

In either case, the redemption value of the shares of the class of E Shares issued as consideration for the Purchased Assets shall be adjusted accordingly and shall be deemed to have always been such adjusted value.

If the redemption value is adjusted as hereinbefore provided after the redemption or retraction of any shares of that class of E Shares, the amount of such increase or decrease in the redemption value with respect to those cancelled E Shares shall be a debt owing to the holder by the Corporation or by the holder to the Corporation, as the case may be, and shall be payable forthwith after such adjustment becomes effective.

E.    Winding-Up

Subject to any other rights, privileges, restrictions or conditions as further set out in this Schedule, in the event of a Winding-up of the Corporation, the Holders of all classes of E Shares shall receive, on a pro rata basis, for each E Share held by them an amount equal to the redemption value of the E Share, together with all declared but unpaid dividends. After payment to the Holders of the E Shares as set out above, they are not entitled to share in any further distribution of the assets of the Corporation.

F SHARES

REDEEMABLE RETRACTABLE PREFERRED NON-VOTING SHARES

The Corporation may issue an unlimited number of any class of F Shares. The individual classes of F Shares may be referred to as Class F-l Shares, Class F-2 Shares, Class F-3 Shares, Class F-4 Shares and Class F-5 Shares, respectively.  Each class of F Shares has the following rights, privileges, restrictions and conditions:

A.    Voting Rights

Except as required by the Act, the Holders of F Shares are not entitled to receive notice of or attend any meeting of the shareholders of the Corporation or to vote at any such meeting for any purpose.

B.    Dividends

Subject to any prior or equal rights of the Holders of other classes of shares, the Holders of a class of F Shares shall receive such dividends, if any, as the Board in its discretion may declare.

Subject to the payment of all preferred cumulative dividends to which Holders of any class of G Shares may be entitled in respect of the current or prior fiscal years, the Board may, from time to time, declare dividends on one class of F Shares to the exclusion of the other classes of F Shares or other classes of shares of the Corporation, and vice versa, as the Board in its absolute discretion deems appropriate.

C.    Redemption

The Corporation may at any time, at the Board’s option and without the consent of the registered Holder, purchase all or any of the shares of any Holder of any class of F Shares (a “Redemption”). If only part of the total issued shares of a class of F Shares is at any time to be redeemed, the shares may be selected from among the Holders in such manner as determined by the Board in its sole discretion. Any Holder of any class of F Shares may also demand at the option of the Holder and without the consent of the Corporation the purchase by the Corporation of all or any of his, her or its F Shares (a “Retraction”).

Upon a Redemption or Retraction, the price to be paid by the Corporation for each share of any class of F Shares being purchased shall be the sum equal to the redemption value of such shares. At the time of the Redemption or Retraction, the Corporation shall also pay to the Holder all declared but unpaid dividends owing upon the shares being purchased.

If only part of the shares represented by a share certificate are being purchased, a new certificate for the balance shall be issued at the expense of the Corporation.

D.    Redemption Value

Where shares of any class of F Shares are issued as consideration for the purchase, exchange or transfer of property (hereinafter called the “Purchased Assets”) from another person (hereinafter called me “Vendor”), the fair market value of the Purchased Assets shall be determined by or pursuant to an agreement between the Corporation and the Vendor. The redemption value of each share of that class of F Shares shall equal the quotient obtained when the difference between:

(a)         the fair market value of the Purchased Assets; and

(b)         the amount of consideration, other than shares of that class of F Shares, given by the Corporation on the purchase, exchange or transfer of the Purchased Assets;

is divided by the number of shares of that class of F Shares so issued,

If any taxing authority:

(a)         issues to either the Corporation or the Vendor a notice of assessment or a notice of reassessment pursuant to any taxing statute, which assessment or reassessment is based upon an assumption of fact or a finding by the taxing authority that the fair market value of the Purchased Assets is different from that specified in any agreement for the purchase, exchange or transfer of the Purchased Assets; or

(b)         notifies either the Corporation or the Vendor that it intends to issue such notice of assessment or reassessment;

then the fair market value of the Purchased Assets shall be deemed to be and to always have been equal to:

(a)         the value of the Purchased Assets as finally agreed to among such taxing authority, the Corporation and the Vendor; or

(b)         where either the Corporation or the Vendor has objected to or appealed from any such assessment or reassessment, the value of the Purchased Assets as finally determined by an authority, board or court of competent jurisdiction.

In either case, the redemption value of the shares of the class of F Shares issued as consideration for the Purchased Assets shall be adjusted accordingly and shall be deemed to have always been such adjusted value.

If the redemption value is adjusted as hereinbefore provided after the redemption or retraction of any shares of that class of F Shares, the amount of such increase or decrease in the redemption value with respect to those cancelled F Shares shall be a debt owing to the holder by the Corporation or by the holder to the Corporation, as the case may be, and shall be payable forthwith after such adjustment becomes effective.

E.    Winding-Up

Subject to any other rights, privileges, restrictions or conditions as further set out in this Schedule, in the event of a Winding-up of the Corporation, the Holders of all classes of F Shares shall receive, on a pro rata basis, for each F Share held by them an amount equal to the redemption value of the F Share, together with all declared but unpaid dividends. After payment to the Holders of the F Shares as set out above, they are not entitled to share in my further distribution of the assets of the Corporation.

G SHARES

REDEEMABLE RETRACTABLE PREFERRED NON-VOTING SHARES

The Corporation may issue an unlimited number of any class of G Shares. The G Shares shall only be issued for consideration consisting of property.  The individual classes of G Shares may be referred to as Class G-1 Shares, Class G-2 Shares, Class G-3 Shares, Class G-4 Shares and Class G-5 Shares, respectively.  Each class of G Shares has the following rights, privileges, restrictions and conditions:

A.    Voting Rights

Except as required by the Act, the Holders of Class G Shares are not entitled to receive notice of or attend any meeting of the shareholder of the Corporation or to vote at any such meeting for any purpose.

B.    Dividends

In the event a Retraction as defined herein has not occurred within thirty (30) days of the date of a demand for Retraction of shares of a particular class of G Shares, the Holders of that class of G Shares shall be entitled to receive a preferred cumulative dividend in the amount of 10% per annum on the redemption value of the shares of that class of G Shares.

Subject to any other rights, privileges, restrictions or conditions as further set out in this Schedule, the Holders of each class of G Shares shall receive such non-cumulative dividends, if any, as the Board in its discretion may declare, to a maximum of such percentage per annum of the redemption Value of the shares of that class of G Shares as the Board may fix at the time of issuance, provided, however, that such percentage per annum cannot be in excess of the prescribed rate of interest (referred to in subparagraph 256(1.1)(d)(ii) of the Income Tax Act (Canada) as amended from time to time) in effect at the time of issuance of the shares.

Subject to the payment of the preferred cumulative dividends to which Holders of any class of G Shares may be entitled in respect of the current or prior fiscal years, the Board may, from time to time, declare dividends on one class of G Shares to the exclusion of the other classes of G Shares or other classes of shares of the Corporation, and vice versa, as the Board in its absolute discretion deems appropriate.

C.    Conversion

None of the classes of G Shares shall be convertible or exchangeable for any other class of shares.

D.    Redemption

The Corporation may at any time, at the Board’s option and without the consent of the registered Holder, purchase all or any of the shares of any Holder of any class of Class G Shares (a “Redemption”). If only part of the total issued shares of a class of G Shares is at any time to be redeemed, the shares may be selected from among the Holders in such manner as determined by the Board in its sole discretion. Any Holder of any class of G Shares may also demand at the option of the Holder and without the consent of the Corporation the purchase by the Corporation of all or any of his, her or its G Shares (a “Retraction”).

Upon a Redemption or Retraction, the price to be paid by the Corporation for each shares of any class of G Shares being purchased shall be the sum equal to the redemption value of such shares. At the time of the Redemption or Retraction, the Corporation shall also pay to the Holder all declared but unpaid dividends owing upon the shares being purchased.

If only part of the shares represented by a share certificate are being purchased, a new certificate for the balance shall be issued at the expense of the Corporation.

E.     Redemption Value

Where shares of any class of Class G Shares are issued as consideration for the purchase, exchange or transfer of property (hereinafter called the “Purchased Assets”) from another person (hereinafter called the “Vendor”), the fair market value of the Purchased Assets shall be determined by or pursuant to any agreement between the Corporation and the Vendor. The redemption value of each share of that class of G Shares shall equal the quotient obtained when the difference between:

(a)          the fair market value of the Purchased Assets; and

(b)         the amount of consideration, other than shares of that class of G Shares, given by the Corporation on the purchase, exchange or transfer of the Purchased Assets;

is divided by the number of shares of that class of G Shares so issued.

If any taxing authority:

(a)          issues to either the Corporation or the Vendor a notice of assessment or a notice of reassessment pursuant to any taxing statute, which assessment or reassessment is based upon an assumption of fact or a finding by the taxing authority that the fair market value of the purchased Assets is different from that specified in any agreement for the purchase, exchange or transfer of the Purchased Assets; or

(b)         notifies either the Corporation or the Vendor that it intends to issue such notice of assessment or reassessment;

then the fair market value of the Purchased Assets shall be deemed to be and to always have been equal to:

(a)          the value of the Purchased Assets as finally agreed to among such taxing authority, the Corporation and the Vendor; or

(b)         where either the Corporation or the Vendor has objected to or appealed from any such assessment or reassessment, the value of the Purchased Assets as finally determined by an authority, board or court of competent jurisdiction.

In either case, the redemption value of the shares of the class of G Shares issued as consideration for the Purchased Assets shall be adjusted accordingly and shall be deemed to have always been such adjusted value.

Any dividends paid or payable shall be recalculated on the basis of the adjusted value from the date of issuance of the class of G Shares and any overpayment shall be refunded or deficiencies paid, as the case may be.

If the redemption value is adjusted as hereinbefore provided after the redemption or retraction of any shares of a class of G Shares, the amount of such increase or decrease in the redemption value with respect to those cancelled G Shares shall be a debt owing to the Holder by the Corporation or by the Holder to the Corporation, as the case may be, and shall be payable forthwith after such adjustment becomes effective.

F.     Winding-Up

Subject to any other rights, privileges, restrictions or conditions as further set out in this Schedule, in the event of a Winding-up of the Corporation, the Holders of G Shares shall receive, on a pro rata basis, for each G Share held by them an amount equal to the redemption value of the G Share, together with all declared but unpaid dividends. After payment to the Holders of the G Shares as set out above, they are not entitled to share in any further distribution of the assets of the Corporation.

PRIORITY OF DIFFERENT CLASSES OF SHARES

A.    Dividends

Subject to the payment of all preferred cumulative dividends to which Holders of any class of G Shares may be entitled in respect of the current or prior fiscal years, the Board may, from time to time, declare dividends on any particular class of shares of the Corporation to the exclusion of any or all other classes of shares of the Corporation, as the Board in its absolute discretion deems appropriate. However, the Board may not declare any dividends and the Corporation may not pay any declared dividends if there are reasonable grounds for believing that the realizable value of the Corporation’s assets would thereby be less than the aggregate of its liabilities, the redemption values of E Shares, F Shares and G Shares and the stated capital of Class A Shares, Class B Shares, Class C Shares and Class D Shares.

If dividends (other than preferred cumulative dividends on any class of G Shares) are at any time declared on more than one class of shares, than the priority for payment of Holders of each class of shares upon which dividends have been declared shall be as follows:

1.               The Holders of shares of any class of G Shares shall receive payment, on a pro rata basis, on the dividends declared (if any), on their respective classes of shares before any amount is paid on any declared dividends on any other classes of shares.

2.               The Holders of all other classes of shares are entitled to receive payment, on a pro rata basis, on the dividends declared (if any), on their respective classes of shares.

B.    Winding-Up

In the event of the Winding-up of the Corporation, the priority of the shareholders to participate in the remaining assets of the Corporation shall be as follows:

1.               The Holders of each class of G Shares shall receive payment, on a pro rata basis, for each G Share held by them, before any amount is distributed to the Holders of any other class of shares.

2.               Subject to the rights of the Holders of G Shares, the Holders of each class of F Shares shall receive payment, on a pro rata basis, for each F Shares held by them before any amount is distributed to the Holders of any other class of shares.

3.               Subject to the rights of the Holders of G Shares and F Shares, the Holders of each class of E Shares shall receive payment, on a pro rata basis, for each E Share held by them before any amount is distributed to the Holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares.

4.               The Holders of the Class A Shares, Class B Shares, Class C Shares and Class D Shares are entitled to receive equally, on a share for share basis, the remaining assets of the Corporation.

SCHEDULE “2”

1.               The securities of the corporation shall not be offered to the public.

2.             The number of shareholders of the corporation shall not exceed fifty (50).

3.              No shares of the corporation shall be transferred without the approval of the directors.

4.               Notwithstanding Paragraph 3 herein, the transfer of shares of the corporation shall be restricted as follows:

No share or shares of the corporation may be sold or transferred by the holder thereof unless and until such holder shall have first offered to sell such share or shares to the other members of the corporation by giving notice in writing to such other member or members of the number of shares offered for sale, and the price and terms for and upon which such holder is willing to sell such share or shares; and in the event of such holder having received an offer to purchase such share or shares from a person, firm or corporation, and whether a member or not, such notice shall state the price or consideration and terms of such offer; and if any part of such consideration is other than lawful money of Canada, such notice shall state equivalent expressed in such money of such part of the consideration.  Such notice may be delivered personally to the other member or members or may be sent to then by prepaid registered mail, addressed to their then place or places of business or residence. Such other member or members shall have the right to purchase such share or shares for the price and upon the terms stated in such notice, or at the option of such other member or members, and where an offer is referred to in such notice for the price or consideration (or the equivalent if such money or such consideration is other than such money) stated in and upon terms of such offer. The said right to purchase shall be exercised by such member or members notifying such holder in writing of his or their intention to exercise such right and paying or tendering the price or consideration or otherwise performing, or offering to perform, the terms of purchase within thirty (30) days after the giving or mailing of the notice by the holder to such member or members. The notice acceptance by the holder to such member of members may be delivered personally to such holder or sent to them by prepaid registered mail at his place of business or residence and posted within such period of thirty (30) days.  Upon so exercising such right of purchaser and upon payment in full of the purchase price or consideration such member or members shall be entitled to the certificiate or certificates of such share or shares with transfer thereof duly executed by the holder. In the

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event of more than one member so notifying such holder the said shares shall be sold to such member in proportion to their presence shareholding. The purpose and intention of this regulation is to give members of the corporation the first right to purchase the share or shares of any member intending to sell or dispose of his shareholdings in the corporation and at the price and upon the terms at least as favorable as those upon which such last mentioned member is willing or proposes to sell such holdings to a person not a member, and shall be construed accordingly. The directors may refuse to recognize or register any transfer of a share or shares to a transferee in the event that this regulation shall not have been complied with.

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SCHEDULE “3”

1.               (a)   The corporation shall have a first lien and charge on all shares, registered in the name of the member whether solely or jointly with others, for all his debts, liabilities and engagements to the corporation, whethter solely or jointly with any other person, whether a member of the corporation or not, whether incurred or entered into before or after notice to the corporation of any equitable or other interest in any  person other than such member, and whether the period for the payment, discharged or fulfillment of such debt, liability or engagement has actually arrived or not. Such liens shall extend to all dividends or bonuses from time to time declared in respect of such shares.

(b)   For the purpose of enforcing such lien, the Directors may sell the shares subject thereto in such manner as they think fit; but no sale shall be made until such time as the debt, liability or engagement ought to be paid, discharged or fulfilled and until a demand in writing stating the amount due and demanding payment, and giving notice of the intention to sell in default has been served on such member or the person, if any, entitled in consequence of the death or bankruptcy of the member to the shares and default in payment shall have been made for seven days after such notice.

(c)   Upon such sale the directors may enter the purchaser’s name in the Register as holder of the shares and the purchaser shall not be bound to see to the regularity or the validity or be affected by an irregularity or invalidity in the proceeding or be bound to see to the application of the purchase money; after his name has been entered in the Register the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the corporation exclusively.

(d)   The net proceeds of any such sale shall be applied in or towards the satisfaction of the amount due and the residue, if any, shall be paid to the member or the person entitled to the shares in consequence of the death or bankruptcy of the member.